EXHIBIT 99.1

From:                      Ned High Public Relations, Inc.
                           1430 Larimer Street, Suite 320
                           Denver, Colorado 80202
                           (303) 573-5464
                           Contact:  Ned W. High

For the Company:           Bruce E. Hall
                           Chief Financial Officer
                           (303) 298-5352

May 27, 1998                                             FOR IMMEDIATE RELEASE


           UNION BANKSHARES, LTD. ANNOUNCES 2 FOR 1 COMMON STOCK SPLIT

     Denver, CO -- Union Bankshares, Ltd. (NASDAQ: UBSC) today announced that on May 27, 1998, its shareholders and its Board of Directors approved a 100 percent stock dividend to split the Company's common stock on a two-for-one basis.

     The dividend is payable on May 28, 1998, based on a record date of May 27, 1998. Management expects that the Company's common stock will begin trading at the split-adjusted trading price on May 29, 1998.

     According to Company Chief Executive Officer Charles R. Harrison: "The primary reason to split our common stock at this time is to increase our public float and come into compliance with the recently revised NASDAQ listing standards."

     "A beneficial secondary effect of the split," Harrison said, "is that by increasing the number of shares held by the public, more investors will be able to participate in our stock at more attractive prices."

     Union Bankshares is a bank holding company whose principal asset is all of the common stock of Union Bank & Trust, a state-chartered commercial bank located in Denver with four branches in the Denver metropolitan area.


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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995.

Statements which are not historical facts contained in this document are forward looking statements that involve risks and uncertainties that could cause actual results to differ from projected results. Factors that could cause actual results to differ materially include, among others: general economic conditions, economic conditions in the Denver metropolitan area, the monetary policy of the Federal Reserve Board, changes in interest rates, inflation, competition in the banking business, changes in the state and federal regulatory regime applicable to the Company's and the Bank's operations, the results of financing efforts and other risk factors detained in the Company's Forms 10-KSB, 10-QSB and 8-K filed with the Securities and Exchange Commission.